Exhibit 99.1
RAILAMERICA REPORTS SECOND QUARTER 2005 RESULTS
BOCA RATON, Fla. — July 28 — RailAmerica, Inc. (NYSE: RRA) today reported second quarter 2005 earnings from continuing operations of $9.3 million, or $0.24 per diluted share, compared to a loss of $13,000 in the 2004 comparable quarter. The 2005 results include a $0.01 per share benefit from a change in the State of Ohio’s tax laws. The 2004 results include a $6.7 million ($5.6 million net-of-tax, or $0.16 per share) charge for the former CEO’s retirement.
Consolidated revenue from continuing operations for the second quarter of 2005 increased $14.7 million, or 15.3%, to $110.8 million, from $96.1 million in 2004. On a “same railroad” basis, revenue for the second quarter of 2005 increased $9.6 million, or 10.0%, from the second quarter of 2004. “Same railroad” totals exclude revenue associated with railroads, or portions of railroads, sold or acquired by the Company after January 1, 2004. Consolidated operating income for the second quarter of 2005 was $15.0 million, compared to $10.7 million in 2004. The operating ratio for the second quarter of 2005 was 86.4% compared to 88.9% in the 2004 quarter.
For the six months ended June 30, 2005, the Company reported earnings from continuing operations of $15.5 million, or $0.40 per diluted share, compared to earnings from continuing operations of $4.7 million, or $0.14 per diluted share for the 2004 quarter. The 2005 results include a $0.01 per share charge from the sale of the LaHarpe — Hollis line of the Toledo, Peoria & Western Railway (TPW), and a $0.01 per share benefit from a change in the State of Ohio’s tax laws. The 2004 results include the $0.16 per share charge for the former CEO’s retirement.
Consolidated revenue from continuing operations for the six months ended June 30, 2005 increased $28.8 million, or 15.0%, to $220.9 million, from $192.1 million in 2004. On a “same railroad” basis, revenue for the six months ended June 30, 2005 increased $18.3 million, or 9.5%, from the six months ended June 30, 2004. Consolidated operating income for the six months ended June 30, 2005 was $26.7 million, compared to $26.5 million for the six months ended June 30, 2004.
Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “Overall, we are pleased with our results in the second quarter for four reasons. First, our earnings were in line with our forecast. Second, and more importantly, we are now seeing the results of the safety and training initiatives that we began late last year. Our casualty and insurance expense decreased to $4.6 million in the second quarter of 2005, from $5.1 million in the same quarter of 2004, and from $6.2 million in the first quarter of this year. Third, we have noticeably improved the operations of the Ohio Midland Subdivision. Finally, the operating ratio improvement from the first quarter of 2005 to the second quarter was significant, and was in large part due to our accomplishments regarding safety and the Ohio operations.”
Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “Earlier this year, we provided 2005 guidance in the range of $0.94 to $1.02 per share. We are taking a cautious outlook for the second half of the year because of the possible negative effects of Class I congestion, equipment supply issues and decreases in traffic from the Powder River Basin. On the positive side, this may be partially offset by an increase in our expected benefit from the track maintenance tax credit. On balance, we now anticipate that our annual earnings will be $0.93 per share, plus or minus 3 cents.”
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 43 railroads operating approximately 8,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months and six months ended June 30, 2005 and 2004
(in thousands, except earnings per share)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004

Operating revenue	$110,816	$96,149	$220,873	$192,092

Operating expenses:
Transportation	66,322	52,518	134,795	104,059
Selling, general and administrative	21,724	26,997	44,356	49,316
Net loss (gain) on sale of assets	313	(921)	208	(1,299)
Depreciation and amortization	7,426	6,884	14,840	13,527

Total operating expenses	95,785	85,478	194,199	165,603

Operating income	15,031	10,671	26,674	26,489
Interest and other expense	(4,754)	(8,249)	(9,196)	(16,453)

Income from continuing operations before income taxes	10,277	2,422	17,478	10,036
Provision for income taxes	999	2,435	2,223	5,334

Income (loss) from continuing operations	9,278	(13)	15,255	4,702
Gain (loss) from sale of discontinued operations, net of income taxes	—	1,625	239	(2,326)
Income from discontinued operations, net of income taxes	—	—	—	511

Net income	$9,278	$1,612	$15,494	$2,887

Basic earnings (loss) per common share:
Continuing operations	$0.25	$—	$0.41	$0.14
Discontinued operations	—	0.05	—	(0.05)

Net income	$0.25	$0.05	$0.41	$0.09

Diluted earnings (loss) per common share:
Continuing operations	$0.24	$—	$0.40	$0.14
Discontinued operations	—	0.05	—	(0.05)

Net income	$0.24	$0.05	$0.40	$0.09

Weighted average common shares outstanding:
Basic	37,691	33,963	37,568	33,350
Diluted	38,302	33,963	38,261	34,623

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and December 31, 2004
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$24,864	$24,331
Accounts and notes receivable, net	63,361	63,414
Other current assets	11,786	14,935

Total current assets	100,011	102,680
Property, plant and equipment, net	882,662	875,883
Other assets	37,358	37,580

Total assets	$1,020,031	$1,016,143

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,404	$6,097
Accounts payable	47,784	61,276
Accrued expenses	41,192	41,950

Total current liabilities	93,380	109,323
Long-term debt, less current maturities	355,290	357,253
Subordinated debt	4,049	4,028
Deferred income taxes	150,347	149,306
Other liabilities	15,531	15,307

Total liabilities	618,597	635,217

Commitments and contingencies
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital and other	324,446	319,417
Retained earnings	52,300	36,806
Accumulated other comprehensive income	24,650	24,666

Total stockholders’ equity	401,434	380,926

Total liabilities and stockholders’ equity	$1,020,031	$1,016,143

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended June 30, 2005 and 2004
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2005	2004

Cash flows from operating activities:
Net income	$15,494	$2,887
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	15,461	24,291
Net gain on sale or disposal of properties	(33)	(1,954)
Non-cash CEO retirement costs	—	3,600
Deferred income taxes and other	834	10,274
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	1,647	(4,868)
Other current assets	3,837	(1,389)
Accounts payable	(13,556)	(6,566)
Accrued expenses	(903)	1,886
Other assets and liabilities	496	2,719

Net cash provided by operating activities	23,277	30,880

Cash flows from investing activities:
Purchase of property, plant and equipment	(29,509)	(41,887)
Proceeds from sale of assets, net of cash on-hand	6,253	12,855
Acquisitions, net of cash acquired	—	(24,645)
Deferred transaction costs and other	(19)	(2,602)

Net cash used in investing activities	(23,275)	(56,279)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	7,800	78,256
Principal payments on long-term debt	(11,455)	(77,758)
Proceeds from exercise of stock options and warrants	4,220	19,590
Deferred financing costs	—	(26)

Net cash provided by financing activities	565	20,062

Effect of exchange rates on cash	(34)	(316)

Net increase (decrease) in cash	533	(5,653)
Cash, beginning of period	24,331	13,714

Cash, end of period	$24,864	$8,061

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

	Three Months June 30,
	2005	% of Rev.	2004	% of Rev.
Functional Classification

Operating revenue	$110,816	100.0%	$96,149	100.0%

Operating expenses:
Maintenance of way	13,634	12.3%	10,999	11.4%
Maintenance of equipment	4,288	3.9%	3,491	3.6%
Transportation	35,952	32.4%	28,669	29.8%
Equipment rental	12,448	11.2%	9,359	9.7%
SG&A	21,724	19.6%	26,997	28.1%
Net gain on sale of assets	313	0.3%	(921)	-0.9%
Depreciation and amortization	7,426	6.7%	6,884	7.2%

Total operating expenses	95,785	86.4%	85,478	88.9%

Operating income	$15,031	13.6%	$10,671	11.1%

Natural Classification

Operating revenue	$110,816	100.0%	$96,149	100.0%
Operating expenses:
Labor	34,651	31.3%	37,347	38.8%
Equipment rent	13,192	11.9%	9,729	10.1%
Purchased services	8,262	7.5%	6,720	7.0%
Diesel fuel	11,979	10.8%	8,370	8.7%
Casualties and insurance	4,645	4.2%	5,092	5.3%
Materials	2,807	2.5%	2,234	2.3%
Joint facilities	3,192	2.9%	2,869	3.0%
Other expense	9,318	8.4%	7,154	7.4%
Net gain on sale of assets	313	0.3%	(921)	-0.9%
Depreciation	7,426	6.7%	6,884	7.2%

Total operating expenses	95,785	86.4%	85,478	88.9%

Operating income	$15,031	13.6%	$10,671	11.1%

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

	Six Months June 30,
	2005	% of Rev.	2004	% of Rev.
Functional Classification

Operating revenue	$220,873	100.0%	$192,092	100.0%

Operating expenses:
Maintenance of way	28,859	13.1%	21,808	11.4%
Maintenance of equipment	8,288	3.7%	7,009	3.6%
Transportation	72,290	32.7%	56,543	29.4%
Equipment rental	25,358	11.5%	18,699	9.7%
SG&A	44,356	20.1%	49,316	25.7%
Net (gain) loss on sale of assets	208	0.1%	(1,299)	-0.7%
Depreciation and amortization	14,840	6.7%	13,527	7.1%

Total operating expenses	194,199	87.9%	165,603	86.2%

Operating income	$26,674	12.1%	$26,489	13.8%

Natural Classification

Operating revenue	$220,873	100.0%	$192,092	100.0%
Operating expenses:
Labor	70,399	31.9%	69,801	36.3%
Equipment rent	26,707	12.1%	19,474	10.1%
Purchased services	15,978	7.2%	13,050	6.8%
Diesel fuel	24,654	11.2%	17,080	8.9%
Casualties and insurance	10,857	4.9%	8,873	4.6%
Materials	5,586	2.5%	4,391	2.3%
Joint facilities	6,381	2.9%	5,655	3.0%
Other expense	18,589	8.4%	15,049	7.8%
Net (gain) loss on sale of assets	208	0.1%	(1,299)	-0.7%
Depreciation	14,840	6.7%	13,529	7.1%

Total operating expenses	194,199	87.9%	165,603	86.2%

Operating income	$26,674	12.1%	$26,489	13.8%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended June 30,			Three months ended June 30,
	2005			2004
			Average			Average
	Freight		Revenue	Freight		Revenue
Commodity Group	Revenue	Carloads	Per Carload	Revenue	Carloads	Per Carload
Lumber & Forest Products	$16,155	36,072	$448	$13,797	34,051	$405
Chemicals	11,911	29,060	410	10,142	26,196	387
Metal	9,893	25,900	382	8,233	22,285	369
Paper Products	9,502	26,889	353	8,182	26,275	311
Agricultural and Farm Products	9,020	28,505	316	7,973	25,205	316
Coal	8,158	36,335	225	7,245	38,081	190
Food Products	7,130	21,408	333	5,810	17,544	331
Railroad Equipment/Bridge Traffic	6,096	50,181	121	5,660	44,397	127
Minerals	5,949	15,327	388	4,846	13,346	363
Petroleum Products	5,483	14,193	386	4,302	11,973	359
Metallic/Non-metallic Ores	5,070	18,072	281	5,474	16,484	332
Other	3,278	11,045	297	2,223	9,032	246
Autos	1,547	5,946	260	1,744	7,772	224
Intermodal	918	8,137	113	886	8,206	108

Totals	$100,110	327,070	$306	$86,518	300,847	$288

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Six months ended June 30,			Six months ended June 30,
	2005			2004
			Average			Average
	Freight		Revenue	Freight		Revenue
Commodity Group	Revenue	Carloads	Per Carload	Revenue	Carloads	Per Carload
Lumber & Forest Products	$30,997	69,470	$446	$26,296	64,515	$408
Chemicals	24,296	59,599	408	20,044	51,448	390
Agricultural & Farm Products	18,749	59,027	318	16,738	51,669	324
Paper Products	18,725	53,492	350	16,117	51,185	315
Metal	18,483	49,486	373	16,237	45,851	354
Coal	16,190	74,447	217	13,961	73,314	190
Food Products	14,575	44,282	329	11,908	35,921	332
Railroad Equipment/Bridge Traffic	12,743	105,805	120	11,879	94,841	125
Petroleum Products	12,733	29,607	430	10,061	25,560	394
Minerals	10,995	28,986	379	9,170	25,472	360
Metallic/Non-metallic Ores	9,640	32,870	293	9,952	31,437	317
Other	5,971	19,551	305	4,513	17,221	262
Autos	3,074	12,690	242	3,640	15,838	230
Intermodal	1,963	17,636	111	1,782	16,763	106

Totals	$199,134	656,948	$303	$172,299	601,035	$287